EXHIBIT 99.2

July 10, 2004

Frances M. Conley

2636 - 10th Avenue E

Seattle, WA  98102

Re:                             Transition Agreement

Dear Fran:

The Company wishes to recognize your history of service to Cutter & Buck, to continue certain employment relationships with you, to ensure a smooth and amicable transition of your prior duties and responsibilities, and to obtain a release of all claims from you.  As a result, we agree as follows:

1.                                       Employment Status.  We agree that you will serve as Chairman, Chief Executive Officer and a member of the Board of the Company through September 15, 2004, pursuant to the terms of this agreement.  After that time, you will continue to be employed by Cutter & Buck, also pursuant to the terms of this agreement, but you will no longer serve as the Company’s Chairman and Chief Executive Officer or as a member of the Board.  Your powers and duties during the Executive Term (as defined below) shall include such powers and duties as are customary for the office of Chief Executive Officer.  Material changes in Company direction or executive personnel shall be made in consultation with the Board.  During the Employment Term (as defined below), your duties will be those as reasonably requested by the Board, including but not limited to providing information reasonably available to you as and when reasonably requested by the Board or by the interim or any successor Chief Executive Officer of the Company, and assisting in the transition of your former duties to the interim or any successor Chief Executive Officer.  During the Executive Term, you will be expected to perform your duties in a manner consistent with your fiduciary duties.  Throughout the Term (as defined below), you will be expected to fulfill your duties competently and in a manner consistent with the Company’s Code of Ethics. The parties agree that during the Employment Term, your duties shall not exceed a reasonable number of hours per month based on the nature of the projects that you may undertake.

2.                                       Compensation.  During the Term, you shall continue to be paid a salary at the rate of Four Hundred Thousand Dollars ($400,000) per year, in accordance with Cutter & Buck’s normal payroll practices.  You shall also be provided the usual and customary benefits normally made available to Cutter & Buck employees on the same terms and conditions as other employees.  In addition, you shall be entitled to receive a cash bonus of Two Hundred Fifty Thousand Dollars ($250,000) upon completion of the Term or any earlier termination thereof, subject only to compliance with your obligations under this agreement.  Upon completion of the Term, you shall be entitled to the same COBRA rights as any other separating employee.

3.                                       Acknowledgment of Stock Option Rights.  You hereby acknowledge that, except as set forth in Exhibit A, you have no other options or rights to purchase or acquire Cutter & Buck stock.  You hereby acknowledge that under the terms of the option grants listed on Exhibit A: (i) any granted but unvested options to purchase Company Common Stock shall cease vesting and shall be immediately canceled upon the termination of the Term; and (ii) any vested options existing on the termination of the Term shall immediately expire ninety (90) days following such termination.

4.                                       Term.

a.                                       The Executive Term shall commence upon the Effective Date of this Agreement and continue through September 15, 2004, unless earlier terminated at the request of the Company or extended by the mutual agreement of the parties.  The Employment Term shall commence immediately upon the completion of the Executive Term (whether on September 15, 2004, or such earlier or later date as might arise pursuant to the preceding sentence) and continue until March 15, 2005.  Collectively, the Executive Term and the Employment Term are referred to herein as the “Term.”

b.                                      The Term may be earlier terminated by Cutter & Buck:  (i) upon your death; (ii) in the event that, because of any physical or mental disability, you are unable, with or without reasonable accommodation, to perform and do not perform for a continuous period of ninety (90) days, your duties hereunder; or (iii) for Cause (as defined in Section 4.d below).  A termination of the Term pursuant to Section 4.b(i) shall become effective upon your death; a termination of the Term pursuant to Section 4.b(ii) shall become effective ten (10) days after delivery to you of written notice specifying such termination; a termination of the Term pursuant to Section 4.b(iii) which allows for a cure period shall become effective upon expiration of the period of cure and if no cure period is so provided ten (10) days after delivery to you of written notice specifying such termination.  A termination of the Term shall not affect any party’s continuing obligations provided herein.

c.                                       In the event that the Term is earlier terminated pursuant to Section 4.b above, you shall be deemed to have resigned from all offices and capacities with the Company, including but not limited to such offices as Chairman and CEO and such additional capacity as a member of the Board, as of the date of such termination.

d.                                      For the purposes of this Section 4, “Cause” shall mean any of the following: (i) your breach of any noncompetition, nonsolicitation, non-hire, non-disparagement, intellectual property or confidentiality obligations to Cutter & Buck; (ii) the willful misappropriation of funds or property of Cutter & Buck; (iii) excessive use of alcohol or drugs which interferes with your performance of your obligations under this agreement, continuing after at least fifteen (15) days’ prior written notice; (iv) conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation; or (v) any other material breach of this Agreement which has not been cured within fifteen (15) days after written notice.

5.                                       Termination of Change in Control Agreement.  You and the Company are parties to that certain Change in Control Agreement dated July 10, 2003.  In connection with the execution of this agreement, the parties hereby agree that Change in Control Agreement shall be terminated.

6.                                       Payment of Your Legal Fees.  Cutter & Buck will pay all of the reasonable costs and attorneys’ fees incurred by you in connection with negotiating and documenting this agreement.

7.                                       Release of Claims.  You and Gerald R. Conley, individually and on behalf of your marital community, agree to the release set forth in Exhibit B.

8.                                       Noncompetition, Etc.  You agree to the noncompetition, nonsolicitation, non-hire, trade secrets and confidential information, intellectual properties, authority and non-infringement, and non-disparagement terms set forth in Exhibit C.

9.                                       Indemnification.  Cutter & Buck will indemnify you to the fullest extent permitted by Washington law and in a manner consistent with Article 11 of the Company’s Restated Articles of Incorporation (the “Articles”) in connection with any acts or omissions during the Term.  Cutter & Buck acknowledges that any obligation it may have under the Articles or applicable law to indemnify you for acts and omissions prior to the date of this Agreement will not expire simply as a result of your relinquishing your status as an officer or director of Cutter & Buck.

10.                                 Notices.  All notices and other communications called for or required by this agreement shall be in writing and shall be addressed to the parties at their respective addresses stated below or to such other address as a party may subsequently specify by written notice and shall be deemed to have been received (i) upon delivery in person, (ii) five days after mailing it by U.S. certified or registered mail, return receipt requested and postage prepaid, or (iii) two days after depositing it with a commercial overnight carrier which provides written verification of delivery:

To you:	Frances M. Conley
2636 - 10th Avenue East
Seattle, WA 98102

With a copy to:	Evelyn Sroufe
Perkins Coie
1201 Third Ave., Suite 4800
Seattle, WA 98101

To Cutter & Buck:	701 N. 34th Street, Suite 400
Seattle, WA 98103
Attention: Ernest R. Johnson

With a copy to:	Michael E. Morgan
Lane Powell Spears Lubersky LLP
1420 Fifth Avenue, Suite 4100
Seattle, WA 98101

11.                                 Assignment.  Your rights and duties hereunder are personal to you and are not assignable to others, but the releases you are undertaking pursuant to Section 7 of this Agreement will bind your heirs, successors, and assigns.  Cutter & Buck may assign its rights under this agreement in connection with any merger or consolidation of Cutter & Buck or any sale of all or any portion of Cutter & Buck’s assets (including, without limitation, any division or product line), provided that any such successor or assignee expressly assumes in writing Cutter & Buck’s obligations under this agreement.

12.                                 Governing Law.  This agreement will be governed by the local laws of the State of Washington without regard to its conflicts of laws rules to the contrary.  The parties hereby consent to the exclusive jurisdiction and venue of the state and federal courts residing in King County, Washington for all matters and actions arising under this agreement.

13.                                 Attorneys’ Fees.  The prevailing party in any action or proceeding with respect to this agreement shall be entitled to reasonable attorneys’ fees and costs incurred in connection with any such action or proceeding.

14.                                 Further Assurances.  Subject to the terms hereof, the parties shall use their best efforts and shall cooperate fully with each other to carry out the provisions of this agreement.  From time to time at the request of a party, without further consideration, the other party shall execute such documents and take such action as may reasonably be requested in order to facilitate the transition of your prior duties or to carry out the provisions of this agreement.

15.                                 Entire Agreement.  This agreement may not be changed orally but only by an agreement in writing agreed to by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.  This agreement, including all exhibits hereto, contains the entire agreements of the parties relating to the subject matter hereof and supercedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have no agreement, representations, or warranties relating to the subject matter of the agreement which are not set forth herein.

16.                                 Validity.  If for any reason any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

17.                                 Waiver of Breach; Specific Performance.  The waiver by the Company or you of a breach of any provision of this agreement by the other party shall not operate, or be construed, as a waiver of any other breach by such other party.  Each of the parties to this agreement will be entitled to enforce her or its rights under this agreement specifically, to recover damages by reason of any breach of any provision of this agreement and to exercise all other rights existing in her or its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this agreement and that any party may in her or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this agreement.

18.                                 Nondisparagement.  You agree not to make any statements that are defamatory in nature or in any way disparaging of Cutter & Buck, its officers, directors, employees or agents.  Cutter & Buck and its officers and directors agree not to make any statements that are defamatory in nature or in any way disparaging of you.  Notwithstanding the foregoing, nothing within this Section 18 shall be interpreted to prohibit you or the Board from making any statements in the ordinary course of business which may be necessary for the evaluation of Cutter & Buck employees, products or processes.

19.                                 Remedies.  The parties agree that any breach of either party’s obligations under this agreement may be wholly or partially irreparable.  Each party hereby agrees that such obligations may be enforced by injunctive relief and other appropriate remedies, as well as by damages.  If any bond from either party is required in connection with such enforcement, such bond shall be set at an amount no greater than $5,000.  The remedies available to you and Cutter & Buck hereunder are cumulative and not alternative.

20.                                 Captions.  The section headings in this agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this agreement.

21.                                 Counterparts.  This agreement may be signed in counterparts, each such counterpart being as fully effective as if a single original had been signed.  A facsimile signature shall be binding on the party so signing, but the original signature shall be forwarded within three working days.

Very truly yours,

CUTTER & BUCK INC.

/s/ ERNEST R. JOHNSON
Ernest R. Johnson Chief Financial Officer

AGREED:

/s/ FRANCES M. CONLEY
Frances M. Conley, individually and on
behalf of her marital community

/s/ GERALD R. CONLEY
Gerald R. Conley, individually and on
behalf of his marital community,
solely for the purpose of Section 7

EXHIBIT A

FRANCES M. CONLEY — Options Summary as of July 6, 2004*

Grant Date	Options Granted	Exercise Price	Amount Exercisable as of 07/06/2004

11/14/2002	50,000	$3.60	26,388
11/29/2002	40,000	$4.32	21,110
09/27/2002	100,000	$3.00	100,000
04/30/2002	18,000	$6.29	18,000
10/30/2001	7,500	$3.75	7,500
09/27/2000	7,500	$12.50	7,500
10/08/1999	7,500	$15.94	7,500
09/28/1998	3,468	$16.17	3,468

* This Exhibit A fairly and accurately reflects the status of options and grants to the best of the parties’ knowledge.  The parties agree to conform this Exhibit A to correct any inaccuracies or scrivener’s errors.  This exhibit is illustrative only and shall not in any manner diminish your rights or entitlement to options or shares.

A-1

EXHIBIT B

1.                                       Release of Claims.

a.                                       In exchange for the continued employment relationship under this agreement and other consideration set forth herein, and except for the obligations assumed by Cutter & Buck herein, Fran Conley and Gerald R. Conley, individually and on behalf of their marital community, (collectively, the “Conleys”) release and forever discharge Cutter & Buck, its successors and assigns, along with all of its directors, trustees, officers, shareholders, employees, corporate affiliates, attorneys or agents from any and all claims, demands or causes of action of any nature whatsoever, whether known or unknown, arising from or in any way connected with Fran Conley’s status as an officer, Board member, shareholder, employee or other relationship with the Company, whether based in tort, contract, or any federal, state or local law, statute or regulation.  The parties represent and warrant that no promise or inducement has been offered except as set forth in this agreement; that this agreement is executed without reliance upon any statement or representation by either party to the other regarding the nature and extent of any liability of one to the other.  THE CONLEYS SPECIFICALLY UNDERSTAND THAT BY EXECUTING THIS AGREEMENT, THEY ARE GIVING UP ANY AND ALL RIGHTS AND CLAIMS THEY MAY HAVE AGAINST CUTTER & BUCK WITH RESPECT TO EVENTS OCCURRING ON OR BEFORE THE EXECUTION OF THIS AGREEMENT, INCLUDING ANY UNKNOWN CLAIMS, AS WELL AS ANY CLAIMS ARISING UNDER THE CHANGE IN CONTROL AGREEMENT.  Fran Conley specifically understands that she is not entitled to any other compensation, benefit or payment from Cutter & Buck other than that expressly set forth in this agreement.  The Conleys acknowledge that they have had an opportunity to consult with counsel prior to signing this agreement and that they signed this agreement only after full reflection and analysis.  Specifically included in this release, but not by way of limitation, is any claim for wrongful discharge, breach of contract, defamation, mental distress, or employment discrimination, including but not limited to claims arising under the Age Discrimination in Employment Act (“ADEA”), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family Medical Leave Act or the Washington Law Against Discrimination, based on age, gender, disability or any other protected category, as well as any claims under the Employee Retirement Income Security Act. The Conleys warrant and agree that they have not and will not file any claim for damages, lawsuit or any other action against the Company, Board of Directors, its members or any Cutter & Buck officer or employee with respect to the foregoing, and that they have not assigned any such claim or cause of action to any other person.  Notwithstanding the foregoing, Fran Conley hereby reserves and retains:  (i) any and all rights afforded to her under this agreement or any Exhibit to this agreement, (ii) any and all rights under the options shown on Exhibit A hereto, and (iii) any and all rights of indemnification with respect to her prior position as an officer, director or employee of Cutter & Buck, including any such right under the Company’s Articles, Bylaws or any insurance policy with respect thereto.

b.                                      In exchange for the Conleys’ release, and except for the obligations assumed by Fran Conley herein, Cutter & Buck, its successors and assigns, along with all of its directors, officers, corporate parents, subsidiaries and affiliates (collectively “Cutter & Buck”) releases and forever discharges Fran Conley to the maximum extent permitted by law from any and all claims or cause of action of any nature whatsoever, whether known or unknown, arising from or in any way connected with her employment with Cutter & Buck whether based in tort, contract, or any federal, state or local law, statute or regulation, arising through the date of this agreement.

c.                                       Fran Conley acknowledges that she is knowingly and voluntarily waiving and releasing any rights she may have under the ADEA.  She also acknowledges that the consideration given for her waiver and release of claims, specifically including without limitation this agreement, is in addition to anything of value to which she was already entitled.  She further acknowledges that she has been advised by this writing, as required by the ADEA, that:  (a) her waiver and release does not apply to any rights or claims that may arise after the execution date of this agreement; (b) she should consult with an attorney prior to executing this agreement; (c) she has twenty-one (21) days to consider this agreement (but by executing the Agreement, she acknowledges that she has chosen to voluntarily execute this agreement earlier and to waive such period of consideration); (d) she has seven (7) days following the execution of this agreement to revoke the agreement; and (e) this agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this agreement is executed by her (“Effective Date”).  Nothing in this agreement prevents or precludes her from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

B-1

EXHIBIT C

1.                                       Noncompetition, Nonsolicitation and Non-Hire.

a.                                       You agree that both during the Term and through July 15, 2005, you will not in any capacity, directly or indirectly, engage or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation, financing or control of, be employed by, associated with, or in any manner connected with, lend your name or any similar name to, lend your credit to, render services or advice to, or assist others to engage in or own a material interest in any business or activity that is, or is preparing to be, in competition with Cutter & Buck, its subsidiaries or licensees with respect to any product or any service sold or provided by Cutter & Buck directly or through a subsidiary or a licensee of the Cutter & Buck brand in any geographical area in which such product or service is sold or is actively engaged in.  Notwithstanding any other provision of this section, however, you: (i) shall be permitted to serve on the Board of Directors of an apparel retailer or other enterprise selling to customers of the Company unless such retailer or enterprise is making sales to green-grass golf shops or ASIs; and (ii) shall be permitted to maintain an equity ownership interest in a competing business if that business is subject to reporting obligations under the Securities Exchange Act of 1934 and your ownership interest does not exceed two percent (2%) of that entity’s outstanding equity securities.

b.                                      You further agree that both during the Term of this agreement and through July 15, 2005, except as contemplated by this agreement, you will not; (i) directly or indirectly solicit, accept business from any actual or identified potential customer of Cutter & Buck or its subsidiaries which might reasonably be foreseen to decrease such customer’s likelihood to transact future business with Cutter & Buck in a volume consistent with its historical practices or reasonably anticipated future volume; or (ii) attempt to entice away from Cutter & Buck or its subsidiaries any actual or identified potential customer of Cutter & Buck or its subsidiaries, nor will you assist others in doing so.  You further agree that during the Term of this agreement and through July 15, 2005, you will not induce or attempt to induce any employee, independent representative, customer, supplier, licensee, shareholder, investor, or business relation of Cutter & Buck to sever or diminish its relationship with the Company, or refrain from doing business with the Company, its subsidiaries, or its licensees or in any way interfere with the relationship between Cutter & Buck and any customer, supplier, licensee, shareholder, investor or business relation of Cutter & Buck.

c.                                       You further agree that during the Term of this Agreement and through July 15, 2005, you will not, directly or indirectly, for yourself or any other person or entity:  (i) induce or attempt to induce any employee, consultant, independent sales representative or independent contractor of Cutter & Buck to leave the employ of or terminate his, her or its contract with Cutter & Buck, provided, however, that this clause shall not be interpreted to prevent you from fulfilling your duties during the Executive Term; (ii) in any way interfere with the relationship between Cutter & Buck and any employee, consultant, independent sales representative or independent contractor of Cutter & Buck; or (iii) employ, or otherwise engage as an employee, consultant, independent sales representative or independent contractor, or otherwise, any individual serving as an employee, consultant, independent sales representative or independent contractor of Cutter & Buck or its subsidiaries on the date this Agreement is executed.

d.                                      You acknowledge that the covenants in this section are necessary and reasonable to protect Cutter & Buck in the conduct of its business and that compliance with such covenants will not prevent you from pursuing your livelihood.  However, should any court find that any provision of such covenants is unreasonable, invalid or unenforceable, whether in period of time, geographical area, or otherwise, then in that event the parties hereby agree that such covenants shall be interpreted and enforced to the maximum extent which the court deems reasonable.

2.                                       Trade Secrets and Confidential Information.

a.                                       You represent that you have kept and that both during and after the Term of this agreement you will continue to keep confidential and not disclose or use confidential information related to Cutter & Buck’s customers, personnel, designs, pricing, sourcing, manufacturing and distribution policies, methods of doing of business, sales volume information, business prospects or plans, and any other proprietary information which is not otherwise available to the general public, including but not limited to information covered under the Uniform Trade Secrets Act, RCW 19.108 et seq., except in furtherance of the interests of Cutter & Buck.

b.                                      You acknowledge that Cutter & Buck’s business and future success depend upon the preservation of the trade secrets and other confidential information of Cutter & Buck, its subsidiaries and their suppliers and customers (the “Secrets”).  The Secrets may include, without limitation, existing and to-be-developed or acquired product designs, new product plans or ideas, market surveys, the identities of past, present or potential customers, business and financial information, pricing methods or data, terms of contracts with present or past customers, proposals or bids, marketing plans, personnel information, procedural and technical manuals and practices, servicing routines, and parts and supplier lists proprietary to Cutter & Buck, its subsidiaries or their customers or suppliers, and any other sorts of items or information of Cutter & Buck or its subsidiaries or their customers or suppliers which are not generally known to the public at large.  You agree to protect and to preserve as confidential during and after the Term all of the Secrets at any time known to you or in your possession or control (whether wholly or partially developed by you or provided to you, and whether embodied in a tangible medium or merely remembered).

c.                                       You shall neither use nor allow any other person to use any of the Secrets in any way, except for the benefit of Cutter & Buck.  All material containing or disclosing any portion of the Secrets shall be and remain the property of Cutter & Buck, shall not be removed from Cutter & Buck’s premises without specific consent from an officer of Cutter & Buck, and shall be returned to Cutter & Buck upon the termination of your employment or at the earlier request of the Board of Directors or Chief Executive Officer.  At such time, you shall also assemble all materials in your possession or control that contain any of the Secrets, and promptly deliver such items to Cutter & Buck.

3.                                       Intellectual Properties.

a.                                       All ownership, copyright, patent, trade secrecy and other rights in all works, designs, inventions, ideas, manuals, improvements, discoveries, processes, customer lists or other properties (the “Intellectual Properties”) made or conceived by you during the Term of and in connection with your current or former employment with Cutter & Buck shall be the rights and property solely of Cutter & Buck, whether developed independently by you or jointly with others, and whether or not developed or conceived during regular working hours or at Cutter & Buck’s facilities, and whether or not Cutter & Buck uses, registers, or markets the same.

b.                                      In accordance with Cutter & Buck’s policy and Washington law, this section does not apply to, and you have no obligation to assign to Cutter & Buck, any invention for which no Cutter & Buck trade secrets and no equipment, supplies, or facilities of Cutter & Buck were used and which was developed entirely on your own time, unless: (i) the invention relates directly to the business of Cutter & Buck, (ii) the invention relates to actual or demonstrably anticipated research or development work of Cutter & Buck, or (iii) the invention results from any work performed by you for Cutter & Buck.

4.                                       Authority and Non-Infringement.  You warrant that to the best of your knowledge any and all items, technology, and Intellectual Properties of any nature developed or provided by you under this agreement and in any way for or related to Cutter & Buck will be original to you and will not, as provided to Cutter & Buck or when used and exploited by Cutter & Buck and its contractors and customers and its and their successors and assigns, infringe in any respect on your rights or property or of any third party.  You will not, without the prior written approval of Cutter & Buck, use any equipment, supplies, facilities, or proprietary information of any other party.  You warrant that you are fully authorized to enter into employment with Cutter & Buck and to perform under this agreement, without conflicting with any of your other commitments, agreements, understandings or duties, whether to prior employers or otherwise.  You will indemnify Cutter & Buck for all losses, claims, and expenses (including reasonable attorneys’ fees) arising from any claims brought against Cutter & Buck as a result of any breach of by you of this section.